UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2020

FTE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38322	81-0438093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

237 West 35th Street, Suite 806 New York, NY	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 877-878-8136

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	FTNW	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on December 17, 2019 the staff of NYSE Regulation (the “Staff”), on behalf of NYSE American LLC (the “Exchange”), commenced proceedings to delist the Company’s common stock from the Exchange. The Company appealed to the NYSE Listing Qualifications Panel (the “Panel”) of the Exchange’s Committee for Review, and such hearing regarding the Company’s continued listing was held on February 13, 2020.

On March 9, 2020, the NYSE Office of General Counsel notified the Company that the Panel had determined to affirm the Staff’s decision to delist the Company’s shares from NYSE. The Company subsequently appealed to the full Committee for Review (the “Committee”), and such hearing regarding the Company’s continued listing was held on May 7, 2020. On May 15, 2020, the Committee notified the Company that it had affirmed the Panel’s determination, subject to a call for review by one or more directors of the Exchange Board of Directors, which by letter dated May 20, 2020 was declined.

On May 21, 2020, the Staff filed a Form 25 with the Securities and Exchange Commission (the “SEC”) to remove the Company’s common stock from listing and registration on the Exchange. The delisting will be effective 10 days following the date the Form 25 is filed.

The Company is continuing to review its options to list with other exchanges and other available markets for the trading of the Company’s common stock and will continue filing its periodic reports with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FTE NETWORKS, INC.
(Registrant)

Date: May 22, 2020		/s/ Michael P. Beys
	Name:	Michael P. Beys
	Title:	Interim Chief Executive Officer